Exhibit 99.1

Boot Barn Holdings, Inc. Announces First Quarter Fiscal Year 2021 Financial Results

IRVINE, Calif.--(BUSINESS WIRE)--August 4, 2020--Boot Barn Holdings, Inc. (NYSE: BOOT) today announced its financial results for the first fiscal quarter ended June 27, 2020.

For the quarter ended June 27, 2020:

  Net sales decreased 20.5% to $147.8 million.
  Same store sales decreased 14.9%, comprised of a decrease in retail store same store sales of 27.1% and an increase in e-commerce sales of 51.9%.
  Net loss was $0.5 million, or $0.02 per diluted share, compared to net income of $9.7 million, or $0.33 per diluted share in the prior-year period. Net income per diluted share in the prior-year period includes a $0.01 per share benefit due to income tax accounting for share-based compensation.
  The company opened 5 new stores during the quarter.
  Cash and cash equivalents increased to $83.1 million.

Jim Conroy, Chief Executive Officer, commented, “I am proud of how our organization has navigated through the difficulties created by the COVID-19 pandemic. We quickly adapted our operations to meet the current needs of our customers in stores and online while taking a number of precautionary measures. During our first fiscal quarter we drove a sequential increase in same store sales each month, improving from negative 45% in April to positive 3% growth in June. We also enacted operating expense reduction measures to help minimize the impact on our bottom line from the temporary slowdown in sales. Despite our lower sales volume, we were able to reduce our average comp store inventory by 3% versus last year, which is a significant improvement from our year-end position. Selling through our inventory at a healthy margin allowed us to increase cash and reduce vendor accounts payable while maintaining our year-end debt levels. The significant reduction in inventories compared with the fiscal 2020 year-end balance, fueled a strong gain in operating cash flow compared to the prior year period.”

Mr. Conroy continued, “As our second fiscal quarter got underway, we continued to see a strong correlation between our customers’ shopping behavior and the number of positive COVID-19 test results in their communities. While July got off to a slow start due to the resurgence in cases, same store sales in our retail stores sequentially improved from mid-July through the first week of our fiscal August as sentiment improved. With the exception of temporary store closures due to COVID-19, we are fortunate to have all of our stores open and believe we are well positioned to reengage in growth when customer confidence in store shopping returns. We have the leading brand in our industry, an extremely loyal customer base, expanded omni channel capabilities and a strong cash position. This combination should enable us to weather these unprecedented times and emerge even stronger post COVID-19.”

Operating Results for the First Quarter Ended June 27, 2020

  Net sales decreased 20.5% to $147.8 million from $185.8 million in the prior-year period. Consolidated same store sales decreased 14.9% with retail store same store sales down 27.1% and e-commerce same store sales up 51.9%. The decrease in retail store sales was primarily a result of decreased traffic in our stores that resulted from customers staying at home in response to the COVID-19 crisis and temporary store closures.
  Gross profit was $40.2 million, or 27.2% of net sales, compared to $62.2 million, or 33.5% of net sales, in the prior-year period. Gross profit decreased primarily due to decreased sales resulting from the COVID-19 crisis. The decrease in gross profit rate of 630 basis points was driven by 430 basis points of deleverage in buying and occupancy costs and a 200-basis point decline in merchandise margin rate. The deleverage in buying and occupancy costs was primarily a result of lower volume sales. Merchandise margin declined 200 basis points primarily as a result of outsized growth in our e-commerce channel as a percent of sales. Of the 200-basis point decline in merchandise margin, 160 basis points is attributable to the increased sales penetration of the lower merchandise margin e-commerce business and 30 basis points is related to a write-down of discontinued inventory at the recently acquired G&L Clothing work-only store.
  Selling, general and administrative expenses were $38.4 million, or 26.0% of net sales, compared to $46.1 million, or 24.8% of net sales, in the prior-year period. The decrease in selling, general and administrative expenses was primarily a result of lower store payroll, reduced marketing expenses and lower overhead. Selling, general and administrative expenses as a percentage of sales increased by 120 basis points as a result of deleverage from lower sales.
  Income from operations decreased 88.8% to $1.8 million, or 1.2% of net sales, compared to $16.1 million, or 8.6% of net sales, in the prior-year period. This decline in income from operations is a result of the negative impact on sales, gross margin and selling, general and administrative expenses due to the COVID-19 crisis.
  Net loss was $0.5 million, or $0.02 per diluted share, compared to net income of $9.7 million, or $0.33 per diluted share in the prior-year period. Net income per diluted share in the prior-year period includes a $0.01 per share benefit due to income tax accounting for share-based compensation.

Current Business

The following table includes same store sales, net sales and e-commerce as a percentage of net sales for the periods indicated below:

	Four Weeks Fiscal April	Four Weeks Fiscal May	Five Weeks Fiscal June	Thirteen Weeks Ended June 27, 2020	Preliminary Four Weeks Fiscal July	Preliminary One Week Fiscal August
Retail Stores SSS	(64)%	(26)%	(2)%	(27)%	(15)%	(13)%
E-commerce SSS	46%	82%	33%	52%	24%	15%
Total SSS	(45)%	(10)%	3%	(15)%	(10)%	(9)%

Net Sales	(54)%	(17)%	4%	(21)%	(7)%	(5)%
E-commerce as % of Net Sales	39%	29%	18%	25%	18%	17%

Fiscal Year 2021 Outlook

The COVID-19 crisis continues to adversely affect the Company’s results. Due to the ongoing uncertainty created by COVID-19, the Company is not providing second quarter and fiscal year 2021 guidance at this time.

Conference Call Information

A conference call to discuss the financial results for the first quarter of fiscal year 2021 is scheduled for today, August 4, 2020, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to (877) 451-6152. The conference call will also be available to interested parties through a live webcast at investor.bootbarn.com. Please visit the website and select the “Events and Presentations” link at least 15 minutes prior to the start of the call to register and download any necessary software. A telephone replay of the call will be available until September 4, 2020, by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) and entering the conference identification number: 13707642. Please note participants must enter the conference identification number in order to access the replay.

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of work and lifestyle brands. As of the date of this release, Boot Barn operates 264 stores in 36 states, in addition to an e-commerce channel www.bootbarn.com. The Company also operates www.sheplers.com, the nation’s leading pure play online western and work retailer and www.countryoutfitter.com, an e-commerce site selling to customers who live a country lifestyle. For more information, call 888-Boot-Barn or visit www.bootbarn.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan“, "intend", "believe", “may”, “might”, “will”, “could”, “should”, “can have”, “likely”, “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: the effect of COVID-19 on our business operations, growth strategies, store traffic, employee availability, financial condition, liquidity and cash flow; decreases in consumer spending due to declines in consumer confidence, local economic conditions or changes in consumer preferences; the Company’s ability to effectively execute on its growth strategy; and the Company’s failure to maintain and enhance its strong brand image, to compete effectively, to maintain good relationships with its key suppliers, and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

Boot Barn Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	June 27,	March 28,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$83,123	$69,563
Accounts receivable, net	10,703	12,087
Inventories	261,546	288,717
Prepaid expenses and other current assets	13,475	14,284
Total current assets	368,847	384,651
Property and equipment, net	109,327	109,603
Right-of-use assets, net	164,698	170,243
Goodwill	197,502	197,502
Intangible assets, net	60,952	60,974
Other assets	2,127	1,738
Total assets	$903,453	$924,711
Liabilities and stockholders’ equity
Current liabilities:
Line of credit	$129,900	$129,900
Accounts payable	80,702	95,334
Accrued expenses and other current liabilities	49,306	52,612
Short-term lease liabilities	34,955	34,779
Total current liabilities	294,863	312,625
Deferred taxes	20,145	19,801
Long-term portion of notes payable, net	109,212	109,022
Long-term lease liabilities	155,643	160,935
Other liabilities	1,044	635
Total liabilities	580,907	603,018

Stockholders’ equity:
Common stock, $0.0001 par value; June 27, 2020 - 100,000 shares authorized, 28,945 shares issued; March 28, 2020 - 100,000 shares authorized, 28,880 shares issued	3	3
Preferred stock, $0.0001 par value; 10,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	171,077	169,249
Retained earnings	153,151	153,641
Less: Common stock held in treasury, at cost, 91 and 71 shares at June 27, 2020 and March 28, 2020, respectively	(1,685)	(1,200)
Total stockholders’ equity	322,546	321,693
Total liabilities and stockholders’ equity	$903,453	$924,711

Boot Barn Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)
	Thirteen Weeks Ended
	June 27,	June 29,
	2020	2019
Net sales	$147,766	$185,767
Cost of goods sold	107,565	123,611
Gross profit	40,201	62,156
Selling, general and administrative expenses	38,403	46,095
Income from operations	1,798	16,061
Interest expense, net	2,641	3,904
Other income, net	64	11
(Loss)/Income before income taxes	(779)	12,168
Income tax (benefit)/expense	(289)	2,447
Net (loss)/income	$(490)	$9,721

(Loss)/Earnings per share:
Basic shares	$(0.02)	$0.34
Diluted shares	$(0.02)	$0.33
Weighted average shares outstanding:
Basic shares	28,826	28,380
Diluted shares	28,826	29,025

Boot Barn Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Thirteen Weeks Ended
	June 27,	June 29,
	2020	2019
Cash flows from operating activities
Net (loss)/income	$(490)	$9,721
Adjustments to reconcile net (loss)/income to net cash provided by/(used in) operating activities:
Depreciation	5,688	4,770
Stock-based compensation	1,824	965
Amortization of intangible assets	22	32
Amortization of right-of-use assets	8,277	7,424
Amortization of debt issuance fees and debt discount	221	281
(Gain)/Loss on disposal of property and equipment	(4)	12
Gain on adjustment of right-of-use assets and lease liabilities	—	(193)
Deferred taxes	344	(1,047)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	1,872	1,612
Inventories	27,171	(13,161)
Prepaid expenses and other current assets	778	(867)
Other assets	(389)	(274)
Accounts payable	(11,096)	(6,486)
Accrued expenses and other current liabilities	(3,306)	2,719
Other liabilities	409	249
Operating leases	(8,188)	(7,306)
Net cash provided by/(used in) operating activities	$23,133	$(1,549)
Cash flows from investing activities
Purchases of property and equipment	$(8,944)	$(6,822)
Net cash used in investing activities	$(8,944)	$(6,822)
Cash flows from financing activities
Borrowings on line of credit - net	$—	$80,001
Repayments on debt and finance lease obligations	(148)	(65,147)
Debt issuance fees paid	—	(1,203)
Tax withholding payments for net share settlement	(485)	(422)
Proceeds from the exercise of stock options	4	1,267
Net cash (used in)/provided by financing activities	$(629)	$14,496

Net increase in cash and cash equivalents	13,560	6,125
Cash and cash equivalents, beginning of period	69,563	16,614
Cash and cash equivalents, end of period	$83,123	$22,739

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$10	$201
Cash paid for interest	$2,696	$3,370
Supplemental disclosure of non-cash activities:
Unpaid purchases of property and equipment	$2,159	$2,879

Boot Barn Holdings, Inc.
Store Count

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	June 27,	March 28,	December 28,	September 28,	June 29,	March 30,	December 29,	September 29,
	2020	2020	2019	2019	2019	2019	2018	2018
Store Count (BOP)	259	251	248	240	240	234	232	230
Opened/Acquired	5	8	3	8	1	6	2	3
Closed	—	—	—	—	(1)	—	—	(1)
Store Count (EOP)	264	259	251	248	240	240	234	232

Boot Barn Holdings, Inc.
Selected Store Data

	Thirteen Weeks Ended
	June 27,	March 28,	December 28,	September 28,	June 29,	March 30,	December 29,	September 29,
	2020	2020	2019	2019	2019	2019	2018	2018
Selected Store Data:
Same Store Sales (decline)/growth	(14.9)%	(4.7)%	6.7%	7.8%	9.4%	8.7%	9.2%	11.3%
Stores operating at end of period	264	259	251	248	240	240	234	232
Total retail store square footage, end of period (in thousands)	2,770	2,722	2,639	2,616	2,537	2,539	2,486	2,472
Average store square footage, end of period	10,491	10,508	10,514	10,549	10,570	10,580	10,624	10,654
Average net sales per store (in thousands)	$410	$590	$903	$635	$660	$666	$862	$602

Debt Covenant EBITDA Reconciliation
(Unaudited)

	Thirteen Weeks Ended
	June 27, 2020	March 28, 2020	December 28, 2019	September 28, 2019	June 29, 2019
Boot Barn's Net (Loss)/Income	$(490)	$5,729	$24,819	$7,680	$9,721
Income tax (benefit)/expense	(289)	930	7,040	1,947	2,447
Interest expense, net	2,641	2,941	3,155	3,310	3,904
Depreciation and intangible asset amortization	5,710	5,872	5,682	5,027	4,802
Boot Barn's EBITDA	$7,572	$15,472	$40,696	$17,964	$20,874

Non-cash stock-based compensation (a)	$1,824	$1,582	$1,181	$1,180	$965
Non-cash accrual for future award redemptions (b)	(302)	(447)	575	(11)	97
(Gain)/loss on disposal of assets (c)	(4)	28	377	-	12
Loss/(gain) on adjustment of right-of-use assets and lease liabilities (d)	-	-	7	-	(193)
Store impairment charge (e)	-	191	-	-	-
Boot Barn's Adjusted EBITDA	$9,090	$16,826	$42,836	$19,133	$21,755

Additional adjustments (f)	1,590	2,269	1,404	1,442	847
Consolidated EBITDA per Loan Agreements	$10,680	$19,095	$44,240	$20,575	$22,602

(a) Represents non-cash compensation expenses related to stock options, restricted stock awards, restricted stock units and performance share units granted to certain of our employees and directors.
(b) Represents the non-cash accrual for future award redemptions in connection with our customer loyalty program.
(c) Represents loss/(gain) on disposal of assets.
(d) Represents loss/(gain) on adjustment of right-of-use assets and lease liabilities.
(e) Represents store impairment charges recorded in order to reduce the carrying amount of the assets to their estimated fair values.
(f) Adjustments to Boot Barn's Adjusted EBITDA as provided in the 2015 Golub Term Loan and June 2015 Wells Fargo Revolver include pre-opening costs, franchise and state taxes, and other miscellaneous adjustments.

Contacts

Investors:
ICR, Inc.
Brendon Frey, 203-682-8216
BootBarnIR@icrinc.com

or

Media:
Boot Barn Holdings, Inc.
Jim Watkins, 949-453-4428
Vice President, Investor Relations
BootBarnIRMedia@bootbarn.com